Exhibit 32.2

                                CERTIFICATION OF
                          QUARTERLY REPORT ON FORM 10-Q

      Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Omnicom Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the Executive Vice President and Chief Financial Officer of Omnicom Group Inc., certify to my knowledge, that:

o the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

o the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Omnicom Group Inc., as of the dates and for the periods expressed in the Report.


Executed as of May 1, 2006.

                                           /s/  Randall J. Weisenburger
                                     ---------------------------------------
                                     Name:     Randall J. Weisenburger
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference.